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                                                                      EXHIBIT 16
                                     ARTHUR
                                    ANDERSEN
                                                            --------------------
                                                            Arthur Andersen LLP
                                                            --------------------
                                                            Suite 1800
                                                            200 Public Square
                                                            Cleveland, OH  44114
                                                            216 781-2140


April 2, 1999


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0213




Dear Sir/Madam:

We have read paragraphs (a)(i), (ii), (iv) and (v) of Item 4 included in the form 8-K dated March 31, 1999 of North Coast Energy, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP





cc:  Mr. Tim D. Wagers, Chief Financial Officer, North Coast Energy, Inc.